UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. _)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADAMIS PHARMACEUTICALS CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2021

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On July 12, 2021, Adamis Pharmaceuticals Corporation (the “Company”) posted an investor presentation to its website in connection with presentations that its executives plan to make and various investor meetings. The investor presentation is available under the “Events and Presentations” tab in the “Investors” section of the Company’s website, located at www.adamispharma.com. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as may be expressly set forth by specific reference in such filing or document. Item 7.01 of this Report and the furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the presentation is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission and other public announcements that the Company has made and may make from time to time by press release or otherwise. Except to the extent required by applicable law, the Company undertakes no duty or obligation to update or revise the information contained in this report or in the presentation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Investor Presentation dated July 2021
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: July 12, 2021	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer

Exhibit 99.1

Investor Presentation July 2021

2

3 Adamis is focused on developing treatments for patients facing two of the world’s most harrowing health challenges: SARS - CoV - 2 and opioid overdose By advancing our high - potential product pipeline, we seek to d eliver enduring value for our stockholders and society as a whole

4 Tempol Advance Tempol, a novel anti - inflammatory/ anti - viral compound, through clinical testing as a treatment for COVID - 19 Naloxone Pursue regulatory approval for high - dose naloxone injection product, which is intended for the treatment of opioid overdose Strategic Partnerships Explore partnerships and transactions that can help accelerate pipeline initiatives and enhance stockholder value Financial Strength Prioritize cost containment to maintain a strong capital position and healthy balance sheet Stockholder Engagement Deepen engagement with stockholders to ensure feedback is gathered and addressed

Specialty Products  APC - 410 (Tempol) Topical Gel • In development for treating radiation - induced dermatitis in cancer patients  APC - 400 (Tempol) Oral Capsule • In development for treating acute respiratory diseases, including COVID - 19 Injectable Products - Using patented, FDA - approved device  ZIMHI ™ (Naloxone) Injection 5 mg • Under FDA - review with a November 2021 action ( PDUFA ) date • Intended for rapid reversal of opioid overdose  SYMJEPI® (Epinephrine) Injection 0 . 3 mg & 0 . 15 mg • FDA approved for treatment of severe allergic reactions (anaphylaxis) • Both SYMJEPI and ZIMHI are licensed to USWM, a privately held specialty pharmaceuticals company, for milestones and 50 % of profits 5

We Are Making Gradual Pipeline Progress

PRODUCT	DELIVERY	POTENTIAL INDICATION	PHASE I	PHASE II	PHASE III	NDA	APPROVED
SYMJEPI® (epinephrine) Injection 0.3mg	Injectable	Anaphylaxis					(1)
SYMJEPI® (epinephrine) Injection 0.15mg	Injectable	Anaphylaxis					(1)
ZIMHI™ (naloxone) Injection 5mg	Injectable	Opioid Overdose				(1)(2)	
APC-410 (tempol) Topical Gel	Topical	Radiation Dermatitis		(3)			
APC-400 (tempol) Oral Capsule	Oral	Respiratory Disease / Anti-Inflammatory		(4)			

(1) Licensed U.S. commercial rights to US WorldMeds ("USWM")
(2) New Drug Application ("NDA") under FDA review; November 2021 action date
(3) Phase II completed, Phase III ready
(4) Phase II/III trial activities commenced; expect to begin patient enrollment Q3 2021

ADAMIS Pharmaceuticals Corporation

6

Phase 2 / 3 clinical trial start - up activities are well underway for examining the effects of Tempol in the treatment of COVID - 19 with plans to begin enrolling patients in the third quarter of 2021 The FDA is reviewing our resubmitted NDA for ZIMHI™ (naloxone) Injection (Nov ‘ 21 action date) Since completing the transition of SYMJEPI® (epinephrine) Injection from Sandoz last year, our new commercial partner – USWM – continues to make gains in the epinephrine market Although we recognize there is significant work in front of us, we believe it is notable that Adamis has achieved total stockholder returns of more than 75 % on a one - year basis and more than 85 % on a year - to - date basis (1) 7 (1) Stock returns through the close of trading June 10, 2021

Pipeline Priorities 8

9 ▶ Recent research from the National Institutes of Health (“NIH”) has identified Tempol as a potentially potent antiviral for COVID - 19 . According to a study of cell cultures conducted by NIH researchers, Tempol demonstrated an ability to limit SARS - CoV - 2 infection by impairing the activity of a viral enzyme known as RNA replicase . The NIH researchers also found that Tempol “doses used in their antiviral studies could be likely achieved in tissues that are the primary targets for the virus . ” (1) ▶ Our Phase 2 / 3 clinical trial start - up activities are underway for examining the effects of Tempol in the treatment of COVID - 19 . Commenced activities include site identification and initiation, database production, vendor management, and the establishment of an independent data safety monitoring board of infectious disease experts, which will review the safety and efficacy of the trial . Clinical trial drug product and placebo have also been obtained . ▶ We have formed a highly - qualified Data Safety Monitoring Board (“DSMB”) for our Phase 2 / 3 trial . The clinical members of the DSMB include Dr . Michael Ison (Professor, Northwestern University Feinberg School of Medicine), Dr . Shmuel Shoham (Associate Professor, Johns Hopkins University School of Medicine), Dr . Cameron Wolfe (Associate Professor of Medicine, Duke University School of Medicine) and Dr . Roy Steigbigel (Professor at Stony Brook School of Medicine) . ▶ We plan to begin enrolling patients in our Phase 2 / 3 clinical trial for Tempol in the third quarter . Following the trial start - up activities, recent discussions with our clinical research organization partner suggest that patient enrollment will begin by the middle of Q 3 2021 . (1) Source: NIH press release, June 3, 2021

10 The Department of Health and Human Services recently announced a $ 3 billion investment in antiviral treatments for COVID - 19 . (1) • The Board and management are in the process of evaluating how Adamis will engage with the government about potentially participating in any federally - funded initiatives or programs • Given that Tempol has distinct potential to serve as an antiviral and anti - inflammatory, we believe Adamis can make a compelling case to participate in public - private activities to explore treatments for COVID - 19 (1) Source: CNN, June 18, 2021

11  ZIMHI™ is a high - dosage naloxone injection intended for the rapid reversal of opioid overdose • The opioid crisis has been perpetuated by the pandemic, with the highest one - year overdose deaths ( 81 , 000 ) recorded in May 2020 (2) • Over the last five years, annual naloxone sales rose from $ 44 mm to $ 330 mm (3) and units sold grew 28 % YoY  Increased awareness and limited competition create tailwinds for ZIMHI™ • New consumer - oriented products and awareness of the opioid crisis have created an emerging retail market • FDA now recommends that physicians co - prescribe naloxone with opioids • Intramuscular injection ( Evzio ®) was discontinued and remaining approved product (Narcan®) is intranasal and lower dosage, which may be sub - optimal due to the increasing strength of synthetic opioids (4)  The FDA has accepted our NDA for review and provided a target action date in November 2021 5mg Dose (IM Injection) (1) Source: Centers for Disease Control ( Link ) (2) Source: Centers for Disease Control (3) Source: Bloomberg Intelligence (4) Source: Moss RB, et. al. (2020) PLoS ONE 15(6): e0234683 ( Link ) Continued Increases in Overdose Deaths Related to Synthetic Opioids (1)

12  SYMJEPI® is used to treat severe allergic reactions (anaphylaxis) • FDA - approved injection device is smaller than the most widely - used epinephrine auto - injector devices, making it ideal for on - the - go • With an estimated 50 million individuals (1) in the U . S . with allergies, the U . S . epinephrine market is estimated to be $ 1 . 5 billion (2)  Our commercial partner has made significant progress in the U . S . epinephrine market in the first half of 2021 • In January, both approved SYMJEPI ® doses became available through the Walgreens Prescription Savings Club at a discounted price of $ 99 . 99 per two - pack • Based on third - party data, we believe unit sales have increased approximately 90 % on a year - over - year basis for the period beginning December 2020 and ending April 2021  We expect the Walgreens arrangement, along with other commercial initiatives currently underway, to continue fueling positive sales trends for SYMJEPI® products High dose for individuals 66 lbs. or more Low dose for individuals 33 - 66 lbs. (1) Source: Asthma and Allergy Foundation of America. (2) Source: Bloomberg Intelligence.

13 Biotechnology entrepreneur and pharmaceutical executive with significant private and public board experience across the life science industry Howard C. Birndorf Chair Richard Williams Roshawn Blunt Biopharmaceutical and medical device industry expert with over 20 years of experience serving in various capacities as an executive and consultant Dennis J. Carlo, Ph.D. Experienced biotechnology entrepreneur and C - level executive David J. Marguglio Strategic business leader and financial expert who previously founded and led a startup that was acquired by a Fortune 100 company Proven operator and business executive specializing in the healthcare and pharmaceutical segments with significant public board experience

Governance & Financial Position 14

15 Director Biotech/Pharma Experience Executive Experience Transaction Experience Regulatory Experience Howard C. Birndorf Roshawn Blunt Dennis J. Carlo, Ph.D. David J. Marguglio Richard C. Williams Skills & Expertise

Recent Stock Price Performance ▶ Adamis has achieved total stockholder returns of more than 75 % on a one - year basis and more than 85 % on a year - to - date basis (1) ▶ This represents significant outperformance relative to the Nasdaq Biotechnology Index and the Nasdaq US Small Cap Biotechnology Index over the same periods Stable Cash Position and Shares Outstanding ▶ In January 2021 , Adamis received approximately $ 5 . 9 million from the exercise of warrants ▶ In February 2021 , Adamis completed an underwritten public offering that raised net proceeds of approximately $ 48 . 6 million , which provides the financial flexibility to advance the product pipeline ▶ Adamis has 148 . 89 million shares outstanding as of June 10 , 2021 16 (1) Stock returns through the close of trading June 10, 2021

17 We urge stockholders not to be misled by Mr. Hammann , who: x Demanded a lucrative and unjustified paid consulting agreement – which would have been paid for with stockholders’ capital – before he was even a stockholder of the Company x Threatened to make books and records demands and to run a campaign against the Board if we did not quickly agree to award him the demanded consulting agreement x Has no operating experience in the biotechnology or pharmaceutical sector x Has no experience as a director or executive of a public company x Has a history of filing serial lawsuits and being a vexatious litigator x Submitted an untimely and invalid notice of director nominations, which will not be accepted at the Annual Meeting x Unsuccessfully sued the Company in an attempt to delay the Annual Meeting and forced us to expend precious stockholder capital on fending off litigation x Has NO plan for the Company Mr. Hammann – a holder of 1,000 shares with no industry expertise, no public company experience and no articulated plan – is trying to remove and replace 80% of the Board